HyperFeed Technologies Reports First Quarter 2005 Results

CHICAGO, May 5, 2005 — HyperFeed Technologies, Inc. (OTCBB: HYPR), a provider of ticker plant technologies, smart order routing and managed data and hosting services to the financial community, today reported results for the first quarter ended March 31, 2005.

HyperFeed’s revenue for the quarter ended March 31, 2005 was $0.9 million, versus $0.8 million in the same quarter in 2004, representing an increase of 14.7%. Paul Pluschkell, President and CEO of HyperFeed, commented, “Our sales growth is in line with our projections. Since January 2004, we have entered into over twenty agreements to provide our technology and services to high quality institutions in various sales channels within the financial services industry. These agreements provided for an aggregate of $17.7 million in payments to HyperFeed during their initial terms. This has been reduced to $13.1 million resulting from a termination of a contract in fourth quarter 2004, due to an expected acquisition of Telerate by Reuters. As a result of the accounting treatment of the subscription-based revenue payment terms provided by these agreements, we have recognized only $6.9 million of revenue through the end of the first quarter 2005. Most of the remaining balance of payments provided during the initial term of these agreements is expected to become due during fiscal 2005 and 2006.”

Mr. Pluschkell further commented, “Our recent acquisition of Focus Technology Group and their Smart Order Routing Trading Technology (SORTT) product positions us to take advantage of changes in the market we expect to be caused by proposed SEC Regulations for the National Market System (REG-NMS). SORTT, combined with our market-leading low latency HTPX platform, also provides us a complete, broker and data-neutral tickerplant and order routing solution. These technologies are geared toward helping our customers achieve the best possible executions, and represent a powerful solution at the hands of our demanding trading market.“

The Company reported a net loss of ($2.0) million for the first quarter of 2005, or ($0.65) per share, versus a net loss of ($2.2) million, or ($0.73) per share, in the same period in 2004, representing a decrease in the loss of 11.9%. This improvement largely resulted from a $0.1 million increase in revenues and a $0.7 million reduction in operating expenses, offset by increases of $0.3 million in interest expenses and $0.2 million in discontinued operations.

About HyperFeed Technologies, Inc.

HyperFeed Technologies, Inc. (OTCBB: HYPR) is a leading provider of enterprise-wide tickerplant and transaction technology software and services enabling financial institutions to process and use high performance exchange data with Smart Order Routing and other applications. HyperFeed’s extreme low latency processing combined with smart order routing for transactions provides institutions, exchanges, content providers, and value-added resellers with fast, flexible, and smart utilities to power their trading systems.

HyperFeed’s HTPX platform, that includes HVAULT and HBOX software products and managed services, are designed to support low latency yet high value real-time market data; data services for use in receiving and distributing financial content with a competitive edge. Its dynamic Smart Order Routing utilities are aimed at allowing firms to be REG-NMS compliant while offering price improvement in order execution.

Data Delivery Utility (DDU) is a global, highly distributed, fully managed financial content distribution utility with extremely low latency and an end-to-end Service Level Agreement (SLA) — a completely new alternative for reliable market data delivery.

Safe Harbor Disclosure

The statements made herein that are not historical in nature are intended to be and are identified as “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, particularly in reference to statements regarding our expectations, plans and objectives. Forward-looking statements may be impacted by a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Our filings with the Securities and Exchange Commission identify factors that could cause material differences. Among these factors are our ability to: i) successfully execute our new business model; ii) fund our business either through continuing operations or external financing; iii) successfully attract, retain and integrate key employees; iv) compete successfully against competitive products and services; v) deliver and maintain performance standards according to the terms and conditions of our customer contracts; vi) maintain relationships with key suppliers and providers of market data; vii) maintain our existing customer base while diversifying the Company’s presence in the financial institutional marketplace; viii) develop, complete and introduce new product and service initiatives in a timely manner and at competitive price and performance levels; ix) manage the timing of the development and introduction of new products or enhanced versions of existing products; x) gain the market’s acceptance of new products; and xi) respond to the effect of economic and business conditions generally.[1] The Company cautions readers that forward-looking statements, including and without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, income and margin are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements due to any number of risk factors.

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
Assets	2005	2004
Current Assets
Cash and cash equivalents	$32,821	$193,702
Accounts receivable, less allowance for doubtful accounts of: 2005: $31,626; 2004: $34,031	339,592	576,092
Notes receivable, less allowance for doubtful accounts of: 2005: $10,830; 2004: $60,830	90,493	93,798
Prepaid expenses and other current assets	258,533	125,890
Assets related to discontinued operations	57,692	72,270

Total Current Assets	779,131	1,061,752

Property and equipment
Computer equipment	1,333,491	1,627,021
Communication equipment	783,430	1,031,370
Furniture and fixtures	84,426	106,559
Leasehold improvements	9,260	531,809

	2,210,607	3,296,759
Less: Accumulated depreciation and amortization	(1,462,472)	(2,457,645)

Property and equipment, net	748,135	839,114
Intangible assets, net of accumulated amortization of: 2005: $286,667; 2004: $229,167	370,833	78,333
Software development costs, net of accumulated amortization of:
2005: $1,765,606; 2004: $3,016,799	1,767,393	1,686,975
Deposits and other assets	47,029	46,472

Total Assets	$3,712,521	$3,712,646

Liabilities and Stockholders’ Equity
Current Liabilities
Convertible note payable to affiliate	$1,095,000	$—
Line of credit	500,000	465,000
Accounts payable	863,409	634,299
Accrued expenses	241,058	170,547
Accrued professional fees	220,520	158,225
Accrued compensation	48,512	77,763
Income taxes payable	27,270	27,270
Unearned revenue	213,421	268,042
Liabilities related to discontinued operations	967,271	849,172

Total Current Liabilities	4,176,461	2,650,318

Accrued expenses, less current portion	389,367	297,164

Total Noncurrent Liabilities	389,367	297,164

Total Liabilities	4,565,828	2,947,482

Stockholders’ Equity
Preferred stock, $.001 par value; authorized 5,000,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding 3,090,333 shares at March 31, 2005 and 3,064,493 shares at December 31, 2004	3,090	3,065
Additional paid-in capital	46,461,669	46,111,516
Accumulated deficit	(47,318,066)	(45,349,417)

Total Stockholders’ Equity	(853,307)	765,164

Total Liabilities and Stockholders’ Equity	$3,712,521	$3,712,646

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Operations (Unaudited)

	For The Three Months Ended
	March 31,
	2005	2004
Revenue
HyperFeed	$794,181	$649,010
HYPRWare	94,873	126,301

Total Revenue	889,054	775,311
Direct Costs of Revenue	283,243	463,668

Gross Margin	605,811	311,643

Operating Expenses
Sales and marketing	343,324	487,847
General and administrative	800,069	1,022,088
Research and development	395,085	323,753
Operations	502,799	678,094
Depreciation and amortization	212,949	214,068

Total Operating Expenses	2,254,226	2,725,850

Loss from Operations	(1,648,415)	(2,414,207)

Other Income (Expense)
Interest income	38	6,764
Interest expense	(297,673)	—

Other Income (Expense), Net	(297,635)	6,764

Loss from Continuing Operations Before Income Taxes	(1,946,050)	(2,407,443)
Income tax benefit (expense)	—	71,000

Loss from Continuing Operations	(1,946,050)	(2,336,443)
Discontinued Operations
Loss from discontinued operations	(22,599)	(190,693)
Income tax benefit (expense) from discontinued operations	—	73,000
Gain on disposition of discontinued operations	—	375,000
Income tax expense from gain on disposition of discontinued operations	—	(144,000)

Income (Loss) from Discontinued Operations	(22,599)	113,307

Net Loss	$(1,968,649)	$(2,223,136)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.64)	$(0.77)
Discontinued operations	(0.01)	0.04

Basic and diluted net loss per share	$(0.65)	$(0.73)

Basic and diluted weighted-average common shares outstanding	3,044,553	3,052,906

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows (Unaudited)

	For The Period Ended
		March 31,
	2005	2004
Cash Flows from Operating Activities:
Net loss	$(1,968,649)	$(2,223,136)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	212,949	214,068
Amortization of software development costs	258,562	339,490
Provision for doubtful accounts	7,878	4,998
Interest and other expense related to convertible note payable to affiliate	348,750	—
Changes in assets and liabilities, net of effects from dispositions:
Accounts receivable	228,622	(650,778)
Prepaid expenses and other current assets	(132,643)	(60,527)
Deposits and other assets	(557)	—
Accounts payable	229,110	(35,519)
Accrued expenses	195,758	95,133
Unearned revenue	(54,621)	445,000

Net cash used in continuing operations	(674,841)	(1,871,271)
Net cash provided by (used in) discontinued operations	132,677	(1,183,846)

Net Cash Used In Operating Activities	(542,164)	(3,055,117)

Cash Flows from Investing Activities:
Purchase of property and equipment	(64,470)	(147,031)
Software development costs capitalized	(338,980)	(334,489)
Purchase of intangible asset	(350,000)	—
Repayment of note receivable	3,305	8,334

Net Cash Used In Investing Activities	(750,145)	(473,186)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	1,428	20,661
Proceeds from convertible note payable to affiliate	1,095,000	—
Net borrowings under line of credit	35,000	—

Net Cash Provided By Financing Activities	1,131,428	20,661

Net decrease in cash and cash equivalents	(160,881)	(3,507,642)
Cash and cash equivalents:
Beginning of the period	193,702	4,668,038

End of the period	$32,821	$1,160,396

Supplemental disclosures of noncash operating activities:
Beneficial conversion feature and commitment fee related to convertible note payable to affiliate	$348,750	$—